Example Template : 77O



DEUTSCHE GLOBAL REAL ESTATE SECURITIES FUND


N-Sar January 1, 2016 - June 30, 2016




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
American Campus Communities, Inc.	024835100
	2/2/2016		$41.25 	$643,500,000
	$4,216,988	0.66%		KBCM, JPM,
WELLS, DB	BANK OF AMERICA NA
CyrusOne Inc.	23283R100	3/16/2016
	$38.50 	$231,000,000 	$1,566,026	0.68%
	BCLY, MS, STIFEL, KBCM	GOLDMAN SACHS
Dupont Fabros Technology	26613Q106
	3/18/2016		$37.75 	$249,905,000
	$3,947,442	1.58%		KBCM, CS,
SUNTRUST, STIEFEL, RBC, DB	GOLDMAN SACHS
Digital Reality Trust Inc.	253868103	5/17/2016
	$96.00 	$1,200,000,000 	$8,997,408
	0.70%		BAML, CITI, JPM, MS, BARC, DB
	BANK OF AMERICA NA
MGM Growth Properties LLC	55303A105
	4/20/2016		$21.00 	$1,050,000,000
	$3,347,316	0.26%		EVER, BARC,
DB, CITI, BNP	BANK OF AMERICA NA




DEUTSCHE REAL ESTATE SECURITIES FUND


N-Sar January 1, 2016 - June 30, 2016




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
American Campus Communities, Inc.	024835100
	2/2/2016		$41.25 	$643,500,000
	$8,020,196	1.25%		KBCM, JPM,
WELLS, DB	BANK OF AMERICA NA
CyrusOne Inc.	23283R100	3/16/2016
	$38.50 	$231,000,000 	$1,786,439	0.77%
	BCLY, MS, STIFEL, KBCM	GOLDMAN SACHS
Dupont Fabros Technology	26613Q106
	3/18/2016		$37.75 	$249,905,000
	$4,480,170	1.79%		KBCM, CS,
SUNTRUST, STIEFEL, RBC, DB	GOLDMAN SACHS
Digital Reality Trust Inc.	253868103	5/17/2016
	$96.00 	$1,200,000,000 	$10,507,488
	0.70%		BAML, CITI, JPM, MS, BARC, DB
	BANK OF AMERICA NA
MGM Growth Properties LLC	55303A105
	4/20/2016		$21.00 	$1,050,000,000
	$3,804,074	0.26%		EVER, BARC,
DB, CITI, BNP	BANK OF AMERICA NA